UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2008 (May 20, 2008)

Commission File No. 0-9989

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	0-9989	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2838 Bovaird Drive West
Brampton, Ontario, L7A 0H2, Canada
      (Address of Principal Executive Offices)

(905) 455-1990
  (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 20, 2008, SunOpta Inc. (the “Company”) received a written Staff Determination notice from The Nasdaq Stock Market (“Nasdaq”) stating that the Company is not in compliance with Nasdaq’s Marketplace Rule 4310(c)(14) because it did not timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008. As previously announced, the Company is delaying the filing of its Form 10-Q until it has completed the restatement of 2007 quarterly financial statements, the Audit Committee has completed its investigation and the Company has filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2007. Nasdaq Marketplace Rule 4310(c)(14) requires the Company to make on a timely basis all filings with the Securities and Exchange Commission, as required by the Securities Exchange Act of 1934, as amended.  The Company issued a press release on May 23, 2008, disclosing its receipt of this notice from Nasdaq.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The Company received a similar letter from Nasdaq in April 2008 relating to the filing of its Form 10-K for the fiscal year ended December 31, 2007.  In response to the April 2008 letter, the Company requested and was granted a hearing before the Nasdaq Listing Qualification Panel (the “Panel”) which took place on May 8, 2008.  At the hearing, the Panel requested that the Company provide a further update in thirty days.  Nasdaq has requested and the Company intends to present its views with respect to this additional notice to the Panel in writing no later than May 27, 2008, detailing that the reasons for the delay in the filing of its Form 10-Q are directly related to the delay in the filing of its Form 10-K. As previously disclosed, the listing of the Company common stock continues to remain at the discretion of the Panel.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits

Exhibit No.	Description

99.1	Press release of SunOpta dated May 23, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By	/s/ Steven R. Bromley	By	/s/ John Dietrich

	Steven R. Bromley,		John Dietrich,
	President and Chief Executive Officer		Vice President and Chief Financial Officer

Date	May 23, 2008	Date	May 23, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of SunOpta dated May 23, 2008